Exhibit 99.1

athenahealth, Inc. Postpones Fourth Quarter and Fiscal Year 2009 Earnings Release

WATERTOWN, Mass.--(BUSINESS WIRE)--February 25, 2010--athenahealth, Inc. (Nasdaq: ATHN), a leading provider of Internet-based business services for physician practices, today announced that it will postpone the release of its financial results for the fourth quarter of 2009 and the year ended December 31, 2009, and its previously announced conference call to discuss these results originally scheduled for February 26, 2010, in order to allow additional time to complete the year-end audit and conduct an internal accounting policy review related to the timing of amortization for deferred implementation revenue.

The Company expects to file a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission on Tuesday, March 2, 2010 notifying the Commission that the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 could not be filed without unreasonable expense or effort within the prescribed time period. The Company will announce the revised date for reporting Q4 and fiscal year 2009 earnings in a subsequent release.

The Company is postponing the release of its financial results for the fourth quarter of 2009 and the year ended December 31, 2009 in connection with an internal review, initiated by the Company, of its accounting policy for the amortization period for deferred implementation revenue. Implementation revenue is generated from the implementation of the Company’s services for new customers and as reported, was captured within the “Implementation and Other” revenue line as follows:

(in thousands)	Nine Months Ended	Year Ended	Year Ended
	September 30,	December 31,	December 31,
	2009	2008	2007

Revenue:
Business services	$129,933	$131,879	$94,182
Implementation and other	7,577	7,673	6,591

Total revenue	$137,510	$139,552	$100,773

The Company records implementation fees as deferred revenue until the implementation service is complete and ongoing services commence, at which time the fees are amortized, or recognized ratably, on a monthly basis over the “expected performance period”. athenahealth’s clients typically purchase one-year contracts that renew automatically and, to date, the Company has determined the expected performance period to be equal to the initial contract period. Management is now reviewing whether the period of amortization for deferred implementation revenue should be extended to a longer expected performance period.

If the Company determines that a change is necessary, and the financial impact is deemed material, the Company would restate prior year financial statements. Any such change related to the amortization period for deferred implementation revenue would not have an impact on the Company’s cash flow from operations, as non-refundable implementation revenues are billed and paid up front, but it would impact reported implementation revenue from operations on a period to period basis, and the corresponding net income/(loss) in each period.

About athenahealth

athenahealth, Inc. is a leading provider of Internet-based business services for physician practices. athenahealth's service offerings are based on proprietary web-native practice management and electronic health record (EHR) software, a continuously updated payer knowledge-base, integrated back-office service operations, and automated and live patient communication services. For more information, please visit www.athenahealth.com or call (888) 652-8200.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial performance, potential impact of changes in the timing of amortization of deferred implementation revenue, completion of financial statements, the filing of the Company’s Annual Report on Form 10-K, expected growth and business outlook, the issuance of a patent covering aspects of our continuously updated payer knowledge-base and the benefits of the our current service offerings, and including statements found under the Reconciliation of Non-GAAP Financial Measures section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: potential changes to our accounting policy for the timing of amortization of deferred implementation revenue and whether such potential changes will cause restatement of our prior operating results or revised timing for expected revenue, our history of operating losses and fluctuating operating results; our variable sales and implementation sales cycles, which may result in fluctuations in our quarterly results; risks associated with our expectations regarding our ability to maintain profitability; changes in tax rates or exposure to additional tax liabilities; the impact of our revised non-GAAP reporting methodology; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; litigation, including the risk of litigation challenging our intellectual property rights; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by The Company, see the disclosures contained in our public filings with the Securities and Exchange Commission, available on the investors section of our website at http://www.athenahealth.com and on the SEC's website at http://www.sec.gov.

CONTACT:
athenahealth, Inc.
Jennifer Heizer (Investors), 617-402-1322
Director, Investor Relations
investorrelations@athenahealth.com
or
athenahealth, Inc.
John Hallock (Media), 617-504-0958
Director, Corporate Communications
media@athenahealth.com